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                                                     Exhibit 99.1


FOR IMMEDIATE RELEASE
_____________________

Contact:    Marc Grossman                      Glenn Schaeffer
           Hilton Hotels Corporation          Circus Circus Enterprises, Inc.
           310-205-4030                       702-691-5912

                HILTON, CIRCUS CIRCUS CONFIRM DISCUSSIONS

     Beverly Hills, Calif., March 13, 1998 -- Hilton Hotels Corporation

(NYSE:HLT) and Circus Circus Enterprises, Inc. (NYSE:CIR) said today that they are discussing a potential transaction in which 1) Hilton would split its gaming and lodging operations into two separate publicly-traded companies through a tax-free spin-off, and 2) Circus Circus would merge into the resulting gaming company in a stock-for-stock merger.


     While discussions are ongoing, no agreement has been reached, many key elements of the potential transaction are not resolved and the transaction has not been approved by the companies' respective boards of directors.

There can be no assurance that this or any other potential transaction will be pursued.  The companies further stated that they would have no additional comment on the potential transaction unless and until an agreement between the companies has been reached with respect to the transaction or the discussions are abandoned.


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